EXHIBIT 10.46
WAREHOUSING LINE OF CREDIT PROMISSORY NOTE
INTRODUCTION. This Warehousing Line of Credit Promissory Note (the “NOTE”), governs your line of credit (the “CREDIT LINE”) with Genesis Financial Inc., a Washington corporation. The words “BORROWER,” “you,” mean Daybreak Oil and Gas, Inc., a Washington corporation. The words “LENDER,” “we,” “us,” and “our,” means Genesis Financial Inc., a Washington corporation, the entity that is making the loan and advances described in this NOTE. The CREDIT LINE will provide BORROWER with financing to fund operational expenses, in accordance with the procedures described in this NOTE and the attached exhibits (if any).
MAXIMUM CREDIT. The unpaid principal balance under the CREDIT LINE may not exceed $180,000.00 outstanding at any given time during the term of the NOTE.
PROMISE TO PAY. You promise to pay LENDER the total of all loan advances and finance charges, together with all costs and expenses for which you are responsible under this NOTE. You will pay the CREDIT LINE according to the payment terms set forth below.
DUE DATE. You promise to pay the balance of this NOTE on or before June 30, 2006, or, should any of the agreed upon terms be breached by the BORROWER, at the option of LENDER on demand. So long as this NOTE is in good standing, you may obtain advances on the CREDIT LINE in accordance with the procedures described in this NOTE and the attached exhibits (if any).
INTEREST. This Note carries zero (0%) interest.
COMMITMENT FEE. BORROWER will give LENDER thirty-six thousand (36,000) shares of Daybreak Oil and Gas, Inc. common stock as a Loan Origination or Commitment Fee. This stock is to be delivered to LENDER on or before the date of this note.
ADVANCES AND REPAYMENTS. BORROWER will receive an advance on the CREDIT LINE of sixty thousand dollars ($60,000) at closing. BORROWER may request a portion, or all, of the remaining one hundred twenty thousand dollars ($120,000) upon notice, and LENDER’s verification, that the Ginny South well has reached completion. BORROWER may make payments against the outstanding principle balance at any time during the term of the CREDIT LINE, subject to LENDER’s conversion option rights.
CONVERSION OPTION. LENDER and BORROWER agree that LENDER has the option, and the right, at any time during the term of this NOTE, to convert all, or a portion of, the principle balance outstanding, to shares of common stock in Daybreak Oil and Gas, Inc. LENDER and BORROWER agree that the conversion rate will be twenty-five cents ($.25) per share. LENDER will notify BORROWER in writing of any conversion request, and those amounts converting will be deducted from the principle balance outstanding on this NOTE, upon receipt of the appropriate stock certificates.
PERSONAL GUARANTEES. This NOTE is partially personally guaranteed by Terrence J. Dunne, and individual residing in Spokane, Washington. Dunne is guaranteeing only the initial

EXHIBIT 10.46
sixty thousand dollar ($60,000) advance. The personal guarantee agreement is attached as Exhibit D (attached).
DEFAULT. If BORROWER defaults in timely payment of any amount due under this NOTE, including non-payment upon LENDER’S demand, or is in default as a result of non-compliance with the Financial Covenant requirements, and such default continues without cure for ten days, LENDER may pursue any legal or equitable remedies for collection of the amounts due. BORROWER waives presentment, demand for payment, protest, and notice of nonpayment. BORROWER agrees to pay LENDER all costs and expenses of collection of the amounts due or to become due under this NOTE, including reasonable attorneys’ fees. Upon Lender’s declaration of a default, and Borrower’s failure to cure the default within ten days, the interest rate charged on this NOTE shall be the lesser of 18% per annum, or the highest rate then allowed by law.
ASSIGNMENT. This NOTE and the Personal Guarantees may be assigned by LENDER to an affiliate entity, and BORROWER consents to the assignment to such an affiliated entity. Assignment to an unaffiliated entity may only be done after written consent of BORROWER.
SIGNATURES. This NOTE is executed on December 19, 2005 in Spokane, Washington.
DAYBREAK OIL AND GAS, INC.
/s/
Thomas C. Kilbourne, Treasurer
WITNESS:
/s/ T. Hayes
Accepted this                     , 2005
GENESIS FINANCIAL, INC.
/s/
Michael A. Kirk, President/CEO
WITNESS:
/s/ T. Hayes

EXHIBIT 10.46
Exhibit B
PERSONAL GUARANTY
The undersigned, Terrence J. Dunne, jointly and severally personally and unconditionally guaranties a portion of the warehousing credit line loan made December 19, 2005 by Genesis Financial Inc. (Lender) to Daybreak Oil and Gas, Inc. (Borrower) in the original amount of One Hundred Eighty Thousand Dollars ($180,000). That portion is only the initial draw against the credit line of Sixty Thousand Dollars ($60,000).
Guarantor is primarily and independently liable for this portion of the debt.
This is not a collateralized loan, and the Lender’s only security is the personal guarantee, therefore there are no collateral deficiencies to prove prior to calling this guarantee.
This guaranty shall be in effect as long as there is an outstanding balance on the credit line.
Any petition for bankruptcy by the original makers of the loan, or by the Guarantor, shall not make this guarantee invalid or unenforceable.
Guarantor and Lender hereby knowingly and voluntarily and intentionally waive the right to trial by jury of all issues related to this guaranty.
This guaranty may be executed/signed in counterparts, each of which shall be deemed an original and together shall constitute one in the same instrument.
In witness whereof we have set our hands and seals this 19th day of December 2005.

/s/ T. Hayes Witness	/s/ Terrence J. Dunne